Exhibit 99.1

CONTACT

James Mead

Chief Financial Officer

-and-

Heidi Gillette

Investor Relations

(212) 594-2700

SL GREEN REALTY CORP. REPORTS

THIRD QUARTER 2013 FFO OF $1.34 PER SHARE; AND EPS OF $0.40 PER SHARE

RAISES 2013 EARNINGS GUIDANCE

ANNOUNCES 52 PERCENT DIVIDEND INCREASE

Financial and Operating Highlights

•                  Third quarter FFO of $1.34 per diluted share compares with prior year third quarter FFO of $1.12 per diluted share.  The current quarter results reflect a non-recurring, non-cash charge of $6.9 million, or $0.07 per diluted share, related to a former tenant.

•                  Raising 2013 FFO guidance to $5.12 to $5.16 per share from $4.90 to $5.00 per share, and raising 2013 FAD guidance to $3.51 to $3.55 per share from $3.10 to $3.20 per share.

•                  Increased the Company’s quarterly dividend by 52 percent to a new annual rate of $2.00 per share beginning with the fourth quarter dividend to be paid in January 2014.

•                  Third quarter net income attributable to common stockholders of $0.40 per diluted share compares with prior year net income of $0.09 per diluted share.

•                  Combined same-store cash NOI increased 1.6 percent for the third quarter and combined same-store cash NOI increased 2.8 percent for the first nine months of 2013.

•                  Signed 52 Manhattan office leases totaling 441,338 square feet during the third quarter.  The mark-to-market on replacement office leases signed in Manhattan was 1.0 percent higher in the third quarter than the previously fully escalated rents on the same office spaces, or 7.8 percent higher excluding one 17,320 square foot lease at 810 Seventh Avenue.

•                  Signed 176 Manhattan office leases totaling 1,795,447 square feet during the first nine months of 2013.  The mark-to-market on replacement office leases signed in Manhattan was 5.8 percent higher in the first nine months of 2013 than the previously fully escalated rents on the same office spaces.

•                  Signed 28 Suburban office leases totaling 142,384 square feet during the third quarter. The mark-to-market on replacement office leases signed in the

Suburban portfolio was 0.2 percent higher in the third quarter as compared to the previously fully escalated rents on the same office spaces.

•                  Signed 108 Suburban office leases totaling 718,255 square feet during the first nine months of 2013.  The mark-to-market on replacement office leases signed in the Suburban portfolio was 4.0 percent lower in the first nine months of 2013 than the previously fully escalated rents on the same office spaces.

•                  Increased Manhattan same-store occupancy, inclusive of leases signed but not yet commenced, as of September 30, 2013 to 95.8 percent.

Investing Highlights

•                  Entered into a contract to acquire a mixed-use residential and commercial property located at 315 West 33rd Street, New York, New York for $386.0 million. This transaction is expected to be completed in the fourth quarter of 2013, subject to customary closing conditions.

•                  Closed on the sale of 333 West 34th Street in Manhattan for $220.3 million, or approximately $630 per square foot, resulting in a gain of $13.8 million.

•                  Closed on the sale of two properties in the West Coast Office portfolio for $112.4 million.  Since taking an equity ownership position in the portfolio in July 2012, three properties have been sold for a total of $224.3 million.

•                  Closed on the sale of 300 Main Street in Stamford, Connecticut for $13.5 million.

•                  Originated new debt investments totaling $180.8 million in the third quarter, of which we hold $70.8 million at a weighted average current yield of 12.4 percent, all of which are directly or indirectly collateralized by New York City commercial office properties.

Financing Highlights

•                  Obtained an upgrade in ratings outlook from Stable to Positive from Fitch Ratings.

•                  Closed on a $275.0 million mortgage financing of 220 East 42nd Street.  The new seven-year, floating rate loan replaces the previous $183.5 million mortgage that was repaid in the third quarter of 2013.

Summary

New York, NY, October 23, 2013 — SL Green Realty Corp. (NYSE:  SLG) today reported funds from operations, or FFO, of $127.4 million, or $1.34 per diluted share, for the quarter ended September 30, 2013, compared to $104.8 million, or $1.12 per diluted share, for the same quarter in 2012.  The current quarter results include a non-recurring, non-cash charge of $6.9 million, or $0.07 per diluted share, related to the accounting balances of a former tenant.

Net income attributable to common stockholders totaled $37.0 million, or $0.40 per diluted share, for the quarter ended September 30, 2013, compared to $7.7 million, or $0.09 per diluted share, for the same quarter in 2012.

Operating and Leasing Activity

For the third quarter of 2013, the Company reported revenues and operating income of $363.8 million and $205.3 million, respectively, compared to $357.0 million and $202.2 million, respectively, for the same period in 2012. The current quarter revenues reflect a non-recurring, non-cash charge of $6.9 million, or $0.07 per diluted share, related to a former tenant.

Same-store cash NOI on a combined basis increased by 1.6 percent to $176.6 million for the quarter ended September 30, 2013 as compared to the same period in 2012.  Consolidated property same-store cash NOI increased by 1.4 percent to $152.1 million and unconsolidated joint venture property same-store cash NOI increased 2.8 percent to $24.5 million.

Same-store cash NOI on a combined basis increased by 2.8 percent to $538.7 million for the nine months ended September 30, 2013 as compared to the same period in 2012.  Consolidated property same-store cash NOI increased by 3.0 percent to $466.4 million and unconsolidated joint venture property same-store cash NOI increased 1.9 percent to $72.3 million.

Manhattan same-store occupancy, inclusive of 370,113 square feet of leases signed but not yet commenced, increased to 95.8 percent as of September 30, 2013.

During the quarter, the Company signed 52 office leases in its Manhattan portfolio totaling 441,338 square feet.  Twenty-five leases totaling 224,588 square feet represented office leases that replaced previous vacancy. Twenty-seven leases comprising 216,750 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $56.52 per rentable square foot, representing a 1.0 percent increase over the previously fully escalated rents on the same office spaces.  Excluding one lease for 17,320 square feet at 810 Seventh Avenue where a new 10.6 year lease was signed on space recently vacated by a tenant in bankruptcy, the mark-to-market on replacement office leases signed in the Manhattan portfolio during the third quarter was 7.8 percent higher than the previous fully escalated rents on the same office spaces.  The average lease term on the Manhattan office leases signed in the third quarter was 9.4 years and average tenant concessions were 5.6 months of free rent with a tenant improvement allowance of $44.20 per rentable square foot.

During the first nine months of 2013, the Company signed 176 office leases in its Manhattan portfolio totaling 1,795,447 square feet.  Eighty-one leases totaling 575,500 square feet represented office leases that replaced previous vacancy. Ninety-five leases comprising 1,219,947 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $59.82 per rentable square foot, representing a 5.8 percent increase over the previously fully escalated rents on the same office spaces.  The average lease term on the Manhattan office leases signed in the first nine months of 2013 was 7.1 years and average tenant concessions were 3.5 months of free rent with a tenant improvement allowance of $31.39 per rentable square foot.

Same-store occupancy for the Company’s Suburban portfolio, inclusive of 57,412 of leases signed but not yet commenced, increased to 81.2 percent as of September 30, 2013.

During the quarter, the Company signed 28 office leases in the Suburban portfolio totaling 142,384 square feet.  Sixteen leases totaling 82,975 square feet represented office leases that replaced previous vacancy. Twelve leases comprising the remaining 59,409 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $31.52 per rentable square foot, representing a 0.2 percent increase over the previously fully escalated rents on the same office spaces.  The average lease term on the Suburban office leases signed in the third quarter was 8.0 years and average tenant concessions were 6.2 months of free rent with a tenant improvement allowance of $30.65 per rentable square foot.

During the first nine months of 2013, the Company signed 108 office leases in its Suburban portfolio totaling 718,255 square feet.  Forty-eight leases totaling 271,231 square feet represented office leases that replaced previous vacancy. Sixty leases comprising 447,024 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $30.40 per rentable square foot, representing a 4.0 percent decrease over the previously fully escalated rents on the same office spaces.  The average lease term on the Suburban office leases signed in the first nine months of 2013 was 7.4 years and average tenant concessions were 5.1 months of free rent with a tenant improvement allowance of $21.50 per rentable square foot.

Significant leases that were signed during the third quarter included:

•                  New lease on 56,794 square feet with Meister Seelig & Fein LLP for 15.0 years at 125 Park Avenue;

•                  New lease on 47,763 square feet with Bloomingdales, Inc. for 10.8 years at 919 Third Avenue;

•                  New lease on 27,231 square feet with Murphy & McGonigle, P.C. for 10.5 years at 1185 Avenue of the Americas;

•                  New lease on 26,520 square feet with Shiseido for 13.0 years at The Meadows;

•                  New lease on 22,437 square feet with Dragados USA, Inc. for 15.7 years at 810 Seventh Avenue; and

•                  Early renewal on 22,393 square feet with AT&T Services, Inc. for 5.0 years at 810 Seventh Avenue bringing the remaining lease term to 5.7 years.

Marketing, general and administrative, or MG&A, expenses for the quarter ended September 30, 2013 were $20.9 million, or 4.9 percent of total revenues including the

Company’s share of joint venture revenue compared to $20.6 million, or 5.0 percent for the quarter ended September 30, 2012.

Real Estate Investment Activity

In August 2013, the Company entered into a contract to acquire a mixed-use residential and commercial property located at 315 West 33rd Street, New York, New York for $386.0 million. The 36-story, 492,987 square foot building, which was completed in 2012, includes 333 luxury rental apartments.  The commercial space, which is 100 percent leased at below-market rental rates, consists of 270,000 square feet and includes a 14-screen movie theater, five ground-level retail stores, two office suites and a 250 space parking garage.  This transaction is expected to be completed in the fourth quarter of 2013, subject to customary closing conditions.

In August 2013, the Company closed on the sale of a 345,400 square foot property located at 333 West 34th Street in Manhattan for $220.3 million, or approximately $630 per square foot.  The Company recognized a gain of $13.8 million on the transaction.

During the third quarter of 2013, the Company closed on the sale of two properties in the West Coast Office portfolio for $112.4 million.  Since taking an equity ownership position in the portfolio in July 2012, three properties have been sold for a total of $224.3 million.

In September 2013, the Company closed on the sale of a 130,000 square foot property located at 300 Main Street in Stamford, Connecticut for $13.5 million.

Debt and Preferred Equity Investment Activity

The Company’s debt and preferred equity investment portfolio totaled $1.3 billion at September 30, 2013.  During the third quarter, the Company originated new debt and preferred equity investments totaling $180.8 million, all of which are collateralized by New York City commercial office properties, and recorded $110.0 million of principal reductions from investments that were sold or repaid. The debt and preferred equity investment portfolio had a weighted average maturity of 2.2 years as of September 30, 2013 and had a weighted average yield during the quarter ended September 30, 2013 of 11.2 percent.

Financing and Capital Activity

In October 2013, Fitch Ratings upgraded the ratings outlook of the Company from Stable to Positive, citing the Company’s credit strengths including the high quality of its New York portfolio, manageable lease expirations and debt maturities, its growing unencumbered asset pool and improving credit metrics.

In October 2013, the Company closed on a new $275.0 million seven year, floating rate mortgage financing of 220 E 42nd Street.  The new mortgage, which bears interest at 160 basis points over the 30-day LIBOR, replaces the previous $183.5 million mortgage that was repaid in August 2013.

Guidance

Based on the Company’s performance for the first nine months of 2013 and its outlook for the remainder of 2013, the Company is raising its FFO guidance for 2013 to $5.12 to $5.16 per share from $4.90 to $5.00 per share.  The Company is also raising its FAD guidance, a measure of operating cash flow, to $3.51 to $3.55 per share from $3.10 to $3.20 per share.

Annual Institutional Investor Conference

The Company will host its Annual Institutional Investor Conference on Monday, December 9, 2013 in New York City.  To be added to the Conference’s email distribution list or to pre-register, please email SLG2013@slgreen.com.

Conference Call and Audio Webcast

The Company’s executive management team, led by Marc Holliday, Chief Executive Officer, will host a conference call and audio webcast on Thursday, October 24, 2013 at 2:00 pm ET to discuss the financial results.

The supplemental package will be available prior to the quarterly conference call on the Company’s website, www.slgreen.com, under “Financial Reports” in the Investors section.

The live conference will be webcast in listen-only mode on the Company’s website under “Event Calendar & Webcasts” in the Investors section and on Thomson’s StreetEvents Network. The conference may also be accessed by dialing 877-280-4960 Domestic or 857-244-7317 International, using pass-code “SL Green.”

A replay of the call will be available through October 31, 2013 by dialing 888-286-8010 Domestic or 617-801-6888 International, using pass-code 14660908.

Company Profile

SL Green Realty Corp., New York City’s largest office landlord, is the only fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of September 30, 2013, SL Green owned interests in 89 Manhattan properties totaling 42.3 million square feet. This included ownership interests in 23.9 million square feet of commercial properties and debt and preferred equity investments secured by 14.9 million square feet of properties. In addition to its Manhattan investments, SL Green holds ownership interests in 31 suburban assets totaling 5.4 million square feet in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey, along with three development properties in the suburbs encompassing approximately 0.4 million square feet. The Company also has ownership interests in 28 properties totaling 3.7 million square feet in southern California.

To be added to the Company’s distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at 212.594.2700.

Disclaimers

Non-GAAP Financial Measures

During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on pages 10 through 12 of this release and in the Company’s Supplemental Package.

Forward-looking Statement

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. Forward-looking statements are not guarantees of future performance and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements are described in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited and amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Rental revenue, net	$264,349	$277,676	$804,104	$798,271
Escalation and reimbursement	45,091	42,194	125,018	124,273
Investment and preferred equity income	44,448	27,869	143,887	87,655
Other income	9,877	9,272	21,369	25,931
Total revenues	363,765	357,011	1,094,378	1,036,130
Expenses:
Operating expenses (including approximately $4,876 and $13,345 (2013) and $4,670 and $12,914 (2012) paid to related parties)	77,272	82,351	218,901	221,670
Real estate taxes	55,511	53,293	161,625	156,746
Ground rent	10,127	8,874	29,767	26,570
Interest expense, net of interest income	82,973	85,659	247,420	247,789
Amortization of deferred financing costs	4,331	4,493	13,034	11,626
Depreciation and amortization	87,473	81,827	248,587	233,566
Loan loss and other investment reserves, net of recoveries	—	—	—	564
Transaction related costs, net of recoveries	(2,349)	1,372	719	4,398
Marketing, general and administrative	20,869	20,551	63,450	61,469
Total expenses	336,207	338,420	983,503	964,398
Income from continuing operations before equity in net income from unconsolidated joint ventures, equity in net (loss) gain on sale of interest in unconsolidated joint venture/real estate, gain (loss) on sale of investment in marketable securities, purchase price fair value adjustment, and loss on early extinguishment of debt	27,558	18,591	110,875	71,732
Equity in net income from unconsolidated joint ventures	2,939	11,658	4,251	80,988
Equity in net (loss) gain on sale of interest in unconsolidated joint venture/real estate	(354)	(4,807)	(3,937)	17,776
Gain (loss) on sale of investment in marketable securities	—	2,237	(65)	2,237
Purchase price fair value adjustment	—	—	(2,305)	—
Loss on early extinguishment of debt	—	—	(18,523)	—
Income from continuing operations	30,143	27,679	90,296	172,733
Net income from discontinued operations	1,406	951	3,875	2,883
Gain on sale of discontinued operations	13,787	—	12,750	6,627
Net income	45,336	28,630	106,921	182,243
Net income attributable to noncontrolling interests in the Operating Partnership	(1,110)	(567)	(1,909)	(4,876)
Net income attributable to noncontrolling interests in other partnerships	(2,901)	(1,835)	(8,806)	(6,792)
Preferred unit distributions	(562)	(571)	(1,692)	(1,533)
Net income attributable to SL Green	40,763	25,657	94,514	169,042
Preferred stock redemption costs	—	(10,010)	(12,160)	(10,010)
Perpetual preferred stock dividends	(3,738)	(7,915)	(18,144)	(23,004)
Net income attributable to SL Green common stockholders	$37,025	$7,732	$64,210	$136,028

Earnings Per Share (EPS)
Net income per share (Basic)	$0.40	$0.09	$0.70	$1.53
Net income per share (Diluted)	$0.40	$0.09	$0.70	$1.52

Funds From Operations (FFO)
FFO per share (Basic)	$1.34	$1.12	$3.78	$4.16
FFO per share (Diluted)	$1.34	$1.12	$3.77	$4.14

Basic ownership interest
Weighted average REIT common shares for net income per share	91,988	90,241	91,684	88,929
Weighted average partnership units held by noncontrolling interests	2,792	3,320	2,705	3,188
Basic weighted average shares and units outstanding	94,780	93,561	94,389	92,117

Diluted ownership interest
Weighted average REIT common share and common share equivalents	92,224	90,571	91,926	89,297
Weighted average partnership units held by noncontrolling interests	2,792	3,320	2,705	3,188
Diluted weighted average shares and units outstanding	95,016	93,891	94,631	92,485

SL GREEN REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	September 30, 2013	December 31, 2012
	(Unaudited)
Assets
Commercial real estate properties, at cost:
Land and land interests	$2,868,833	$2,886,099
Building and improvements	7,440,543	7,389,766
Building leasehold and improvements	1,353,997	1,346,748
Properties under capital lease	50,332	40,340
	11,713,705	11,662,953
Less accumulated depreciation	(1,574,002)	(1,393,323)
	10,139,703	10,269,630
Assets held for sale	—	4,901
Cash and cash equivalents	209,098	189,984
Restricted cash	356,844	136,071
Investment in marketable securities	32,863	21,429
Tenant and other receivables, net of allowance of $22,383 and $21,652 in 2013 and 2012, respectively	51,354	48,544
Related party receivables	7,800	7,531
Deferred rents receivable, net of allowance of $29,508 and $29,580 in 2013 and 2012, respectively	374,615	340,747
Debt and preferred equity investments, net of discounts and deferred origination fees of $26,466 and $22,341 and allowance of and $4,000 and $7,000 in 2013 and 2012, respectively	1,315,551	1,348,434
Investments in unconsolidated joint ventures	1,109,815	1,032,243
Deferred costs, net	247,850	261,145
Other assets	729,426	718,326
Total assets	$14,574,919	$14,378,985

Liabilities
Mortgages and other loans payable	$4,641,758	$4,615,464
Revolving credit facility	340,000	70,000
Term loan and senior unsecured notes	1,737,869	1,734,956
Accrued interest payable and other liabilities	69,359	73,769
Accounts payable and accrued expenses	167,719	159,598
Deferred revenue	293,393	312,995
Capitalized lease obligations	47,492	37,518
Deferred land leases payable	21,066	20,897
Dividend and distributions payable	34,749	37,839
Security deposits	54,824	46,253
Liabilities related to assets held for sale	—	136
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Total liabilities	7,508,229	7,209,425

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	248,046	212,907
Series G preferred units, $25.00 liquidation preference, 1,902 issued and outstanding at both September 30, 2013 and December 31,2012	47,550	47,550
Series H preferred units, $25.00 liquidation preference, 80 issued and outstanding at both September 30, 2013 and December 31, 2012	2,000	2,000

Equity
SL Green Realty Corp. stockholders’ equity:
Series C Preferred stock, $0.01 par value, $25.00 liquidation preference, 7,700 issued and outstanding at December 31, 2012	—	180,340
Series I Preferred stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both September 30, 2013 and December 31, 2012	221,932	221,965
Common stock, $0.01 par value 160,000 shares authorized, 95,780 and 94,896 issued and outstanding at September 30, 2013 and December 31, 2012, respectively (inclusive of 3,566 and 3,646 shares held in Treasury at September 30, 2013 and December 31, 2012, respectively)	959	950
Additional paid-in capital	4,757,778	4,667,900
Treasury stock at cost	(316,989)	(322,858)
Accumulated other comprehensive loss	(19,249)	(29,587)
Retained earnings	1,636,584	1,701,092
Total SL Green Realty Corp. stockholders’ equity	6,281,015	6,419,802
Noncontrolling interests in other partnerships	488,079	487,301
Total equity	6,769,094	6,907,103
Total liabilities and equity	$14,574,919	$14,378,985

SL GREEN REALTY CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
FFO Reconciliation:
Net income attributable to common stockholders	$37,025	$7,732	$64,210	$136,028
Add:
Depreciation and amortization	87,473	81,827	248,587	233,566
Discontinued operations depreciation adjustments	—	1,602	3,212	4,758
Joint venture depreciation and noncontrolling interest adjustments	12,720	6,669	37,867	22,176
Net income attributable to noncontrolling interests	4,011	2,402	10,715	11,668
Less:
Gain on sale of discontinued operations	13,787	—	14,900	6,627
Equity in net (loss) gain on sale of interest in joint venture/real estate	(354)	(4,807)	(3,937)	11,987
Purchase price fair value adjustment	—	—	(2,305)	—
Depreciable real estate reserve, net of recoveries	—	—	(2,150)	5,789
Depreciation on non-rental real estate assets	416	220	1,004	697
Funds From Operations	$127,380	$104,819	$357,079	$383,096

	Consolidated Properties		SL Green’s share of Unconsolidated Joint Ventures		Combined
	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
	2013	2012	2013	2012	2013	2012
Operating income and Same-store NOI Reconciliation:
Income from continuing operations before equity in net income from unconsolidated joint ventures, equity in net (loss) gain on sale of interest in unconsolidated joint venture/real estate, gain (loss) on sale of investment in marketable securities, purchase price fair value adjustment, and loss on early extinguishment of debt	$27,558	$18,591	$—	$—

Equity in net income from unconsolidated joint ventures	2,939	11,658	2,939	11,658
Depreciation and amortization	87,473	81,827	21,203	15,347
Interest expense, net of interest income	82,973	85,659	20,031	19,901
Amortization of deferred financing costs	4,331	4,493	1,790	958
Loss on early extinguishment of debt	—	—	—	10,711
Operating income	$205,274	$202,228	$45,963	$58,575

Marketing, general & administrative expense	20,869	20,551	—	—
Net operating income from discontinued operations	1,536	3,249	—	—
Loan loss and other investment reserves, net of recoveries	—	—	—	—
Transaction related costs, net of recoveries	(2,349)	1,372	—	455

Non-building revenue	(50,384)	(31,877)	(4,041)	(4,350)
Equity in net income from unconsolidated joint ventures	(2,939)	(11,658)	—	—
Loss on early extinguishment of debt	—	—	—	(10,711)
Net operating income (NOI)	172,007	183,865	41,922	43,969	$213,929	$227,834

NOI from discontinued operations	(1,536)	(3,249)	—	—	(1,536)	(3,249)
NOI from other properties/affiliates	(11,356)	(16,181)	(16,440)	(18,995)	(27,796)	(35,176)
Same-Store NOI	$159,115	$164,435	$25,482	$24,974	$184,597	$189,409

Ground lease straight-line adjustment	1,232	172	—	—	1,232	172

Straight-line and free rent	(12,273)	(12,006)	(671)	(795)	(12,944)	(12,801)
Rental income — FAS 141	4,023	(2,557)	(333)	(366)	3,690	(2,923)
Same-store cash NOI	$152,097	$150,044	$24,478	$23,813	$176,575	$173,857

	Consolidated Properties		SL Green’s share of Unconsolidated Joint Ventures		Combined
	Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012	2013	2012
Operating income and Same-store NOI Reconciliation:
Income from continuing operations before equity in net income from unconsolidated joint ventures, equity in net (loss) gain on sale of interest in unconsolidated joint venture/real estate, gain (loss) on sale of investment in marketable securities, purchase price fair value adjustment, and loss on early extinguishment of debt	$110,875	$71,732	$—	$—

Equity in net income from unconsolidated joint ventures	4,251	80,988	4,251	80,988
Depreciation and amortization	248,587	233,566	63,459	47,197
Interest expense, net of interest income	247,420	247,789	59,419	64,728
Amortization of deferred financing costs	13,034	11,626	7,131	2,755
Loss on early extinguishment of debt	(18,523)	—	—	10,711
Operating income	$605,644	$645,701	$134,260	$206,379

Marketing, general & administrative expense	63,450	61,469	—	—
Net operating income from discontinued operations	7,548	9,361	—	—
Loan loss and other investment reserves, net of recoveries	—	564	—	—
Transaction related costs, net of recoveries	719	4,398	15	654

Non-building revenue	(152,165)	(98,085)	(12,254)	(79,472)
Equity in net income from unconsolidated joint ventures	(4,251)	(80,988)	—	—
Loss on early extinguishment of debt	18,523	—	—	(10,711)
Net operating income (NOI)	539,468	542,420	122,021	116,850	$661,489	$659,270

NOI from discontinued operations	(7,548)	(9,361)	—	—	(7,548)	(9,361)
NOI from other properties/affiliates	(31,064)	(30,663)	(45,211)	(42,983)	(76,275)	(73,646)
Same-Store NOI	$500,856	$502,396	$76,810	$73,867	$577,666	$576,263

Ground lease straight-line adjustment	4,353	516	—	—	4,353	516

Straight-line and free rent	(36,815)	(42,601)	(2,285)	(1,909)	(39,100)	(44,510)
Rental income — FAS 141	(2,002)	(7,455)	(2,192)	(971)	(4,194)	(8,426)
Same-store cash NOI	$466,392	$452,856	$72,333	$70,987	$538,725	$523,843

SL GREEN REALTY CORP.

SELECTED OPERATING DATA-UNAUDITED

	September 30,
	2013	2012
Manhattan Operating Data: (1)
Net rentable area at end of period (in 000’s)	23,947	24,135
Portfolio percentage leased at end of period	94.4%	93.7%
Same-Store percentage leased at end of period	94.4%	93.9%
Number of properties in operation	35	35

Office square feet where leases commenced during quarter (rentable)	364,992	215,337
Average mark-to-market percentage-office	(5.0)%	(7.4)%
Average starting cash rent per rentable square foot-office	$56.78	$48.73

(1)  Includes wholly-owned and joint venture properties.

The following table reconciles estimated earnings per share (diluted) to FAD per share (diluted) for the year ending December 31, 2013.

	Year Ending December 31,
	2013	2013

Net income attributable to SL Green common stockholders	$1.05	$1.08
Add:
Depreciation and amortization	3.52	3.52
Unconsolidated joint venture depreciation and noncontrolling interest adjustments	0.53	0.53
Net income attributable to noncontrolling interests	0.11	0.12
Less:
Gain on sale of discontinued operations	0.16	0.16
Equity in net gain on sale of interest in unconsolidated joint venture / real estate	(0.04)	(0.04)
Purchase price fair value adjustment	(0.02)	(0.02)
Depreciable real estate, net of recoveries	(0.02)	(0.02)
Depreciation and amortization on non-rental real estate assets	0.01	0.01
Funds from Operations	$5.12	$5.16

Non-cash adjustments	—	—
Second cycle capital	(1.61)	(1.61)
Funds Available for Distribution	$3.51	$3.55